Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of July 25, 2013, by and among FORBES ENERGY SERVICES LLC, a limited liability company formed under the laws of the State of Delaware (“Energy Services”), TX ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of Delaware (“TX Energy”), C.C. FORBES, LLC, a limited liability company formed under the laws of the State of Delaware (“C.C.”), SUPERIOR TUBING TESTERS, LLC, a limited liability company formed under the laws of the State of Delaware (“Tubing”), and FORBES ENERGY INTERNATIONAL, LLC, a limited liability company formed under the laws of the State of Delaware (“International”; and together with Energy Services, TX Energy, C.C., Tubing, each a “Borrower” and collectively, the “Borrowers”), FORBES ENERGY SERVICES LTD., a Texas corporation (“Parent” or “Guarantor”), the lenders party thereto (each a “Lender” and collectively, the “Lenders”) and REGIONS BANK, an Alabama bank organized under the laws of the State of Alabama (in its individual capacity, “Regions”), as agent for Lenders (Regions, in such capacity, the “Agent”) for Secured Parties (as hereinafter defined).

RECITALS:

WHEREAS, the Borrowers, the Guarantor, the Lenders and the Agent entered into that certain Loan and Security Agreement, dated September 9, 2011, as amended by the First Amendment to Loan and Security Agreement, dated as of December 13, 2011, and by the Second Amendment to Loan and Security Agreement, dated as of July 3, 2012 (the “Loan Agreement”); and

WHEREAS, the Borrowers and the Guarantor have requested that Agent and Lenders agree to (a) extend the Original Term to the date that is five (5) years following the Third Amendment Effective Date (as defined below), (b) increase the Maximum Credit to $90,000,000, (c) decrease the Revolving Interest Rate, (d) amend various requirements under the Loan Agreement with respect to the Borrowers’ delivery of (i) Collateral and related reports and (ii) monthly financial statements; and Agent and Required Lenders are willing to agree to the foregoing, on and subject to the terms and conditions set forth in this Amendment;

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the terms and provisions of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Existing Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

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2. Additional Definitions. As used herein, the following terms shall have the meanings given to them below and Section 1 of the Loan Agreement is hereby amended to include, in addition and not in limitation, the following definitions:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Hedging Agreement” means with respect to any Loan Party, any Hedging Agreement if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Hedging Agreement (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Excluded Hedging Obligations” shall have the meaning set forth in the definition of Obligations.

“Third Amendment” shall mean Third Amendment to Loan and Security Agreement, dated as of July 25, 2013, by and among Borrowers, Guarantor, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Third Amendment Effective Date” shall mean the date on which all conditions precedent to the effectiveness of the Third Amendment, as set forth in Section 19 of the Third Amendment, have been satisfied in full, as determined by Agent.

“Third Amendment Fee Letter” shall mean the Third Amendment Fee Letter, dated as of July 25, 2013, by and among the Borrowers and Agent, as amended, restated, modified and supplemented from time to time.

3. Amendment of Certain Definitions. The following definitions set forth in Section 1.2 of the Loan Agreement are hereby amended as follows:

(a) The definition of “Compliance Certificate” is hereby amended and restated in its entirety to read as follows:

“Compliance Certificate” shall mean the Compliance Certificate executed and delivered by a Responsible Officer of Administrative Borrower’s pursuant to Sections 9.7, 9.8 and (if applicable) 9.9 in the form of Exhibit 9.7 appended hereto.

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(b) The definition of “Fee Letter” is hereby amended and restated in its entirety to read as follows:

“Fee Letter” shall mean the Third Amendment Fee Letter and all references herein and in the Other Documents to “Fee Letter” shall mean and refer to the Third Amendment Fee Letter.

(c) The definition of “Obligations” is hereby amended by adding thereto the following new, additional sentence at the end of such definition:

“Notwithstanding anything to the contrary herein or any other Loan Document, “Obligations” shall not include, with respect to any Guarantor, any Obligations arising under or in connection with Excluded Hedging Agreements (such Obligations being referred to herein as “Excluded Hedging Obligations”), but such Excluded Hedging Obligations shall otherwise constitute Obligations of all other Loan Parties.”

(d) The definition of “Well Services Equipment Appraisal Date” is hereby amended and restated in its entirety to read as follows:

“Well Services Equipment Appraisal Date” means the date of the one (1) Well Services Equipment Appraisal that shall in all events be conducted annually in each twelve (12) month period following the Third Amendment Effective Date pursuant to Section 4.9 (subject to Agent’s right to conduct additional Well Services Equipment Appraisals in each such twelve (12) month period, as provided in Section 4.9).

4. Original Term Extension. Borrowers, Guarantor, Agent and Lenders have agreed to extend the Original Term to the date that is five (5) years following the Third Amendment Effective Date and in order to effect such agreement, clause (a) of Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) July 25, 2018 (the “Original Term”),”

5. Increase in Maximum Credit. The definition of “Maximum Credit” set forth in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Maximum Credit” shall mean $90,000,000 (subject to adjustment as provided pursuant to the terms of Section 2.20).”

6. Increase in Swingline. The definition of “Maximum Swingline Loan Advance Amount” set forth in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Maximum Swingline Loan Advance Amount” shall mean $10,000,000.”

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7. Decrease in Minimum Accordion Exercise Amount. Section 2.20(a)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) the amount of each increase in the Maximum Credit shall not be less than Five Million ($5,000,000) Dollars,”

8. Commitments. Schedule C-1 (Commitments) appended to the Loan Agreement is hereby deleted in its entirety and Schedule C-1 (Commitments) appended to this Amendment is hereby substituted therefor.

9. Reduction of Revolving Interest Rate. The definition of “Applicable Margin” set forth in Section 1 of the Loan Agreement is hereby amended by amending and restating clause (a) thereof in its entirety to read as follows:

“(a) subject to clause (b) below, the applicable percentage (on a per annum basis) set forth in the chart below for Base Rate Loans and for LIBOR Rate Loans, respectively, that will result, in accordance with such chart, if the Quarterly Average Borrowing Availability for the immediately preceding calendar quarter is in an amount within the range indicated in the chart below for such percentage:

Tier	Quarterly Average Borrowing Availability	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans
I	Less than thirty (30%) percent of the Maximum Credit	1.50%	2.50%
II	Greater than or equal to thirty (30%) percent of the Maximum Credit, but less than sixty (60%) percent of the Maximum Credit	1.25%	2.25%
III	Greater than or equal to sixty (60%) percent of the Maximum Credit	1.00%	2.00%”

10. Well Service Equipment Appraisals; Field Examinations. Section 4.9 of the Loan Agreement is hereby amended by amending and restating the third through fifth sentences thereof in their entirety, as follows:

“Notwithstanding anything to the contrary contained herein, (i) Well Service Equipment Appraisals shall be prepared in each twelve (12) month period following the Closing Date (A) at Borrowers’ expense, (1) on one (1) occasion, (2) on a second

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occasion, solely if required by Agent in Agent’s Permitted Discretion, and (3) if a Trigger Event shall have occurred and be continuing, on an additional occasion (which may be either the second or third Well Service Equipment Appraisal during any such twelve (12) month period, depending on whether Agent, in its Permitted Discretion, had previously required a second Well Service Equipment Appraisal during such period), and (B) so long as no Event of Default shall have occurred and be continuing, at Agent’s and Lenders’ expense, on no more than two (2) additional occasions in any twelve (12) month period following the Closing Date, and (ii) field examinations shall be conducted (A) at Borrowers’ expense, (1) on one (1) occasion, (2) on a second occasion, solely if required by Agent in Agent’s Permitted Discretion, and (3) if a Trigger Event shall have occurred and be continuing, on an additional occasion (which may be either the second or third field examination during any such twelve (12) month period, depending on whether Agent, in its Permitted Discretion, had previously required a second field examination during such period), and (B) so long as no Event of Default shall have occurred and be continuing, at Agent’s and Lenders’ expense, on no more than two (2) additional occasions in any twelve (12) month period following the Closing Date; except, that, after the occurrence and during the continuance of an Event of Default, Agent shall have the right to arrange for Well Service Equipment Appraisals and to conduct field examinations at any time and from time to time, in each case at Borrowers’ expense. In general, the Well Service Equipment Appraisals arranged by Agent in any twelve (12) month period following the Closing Date shall include (x) one (1) “desk top” appraisal (y) if Agent has, in accordance with clause (i)(A)(2) above, in its Permitted Discretion, required an additional Well Service Equipment Appraisal, at Agent’s election, either a “desk top” appraisal or a full physical appraisal of the Well Service Equipment, or (z) if either a Trigger Event or an Event of Default shall have occurred and be continuing, a full physical appraisal of the Well Service Equipment. Appraisals arranged by Agent at its and the Lenders’ expense in accordance herewith may be, at Agent’s election, either a “desk top” appraisal or a full physical appraisal of the Well Service Equipment.”

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11. Amendment to Restrictions on Loss Payees and Additional Insureds in Connection with Permitted Fixed Asset Financing. At the request of the Borrowers and the Guarantor, Agent and Required Lenders hereby agree that Section 4.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“4.10 Insurance.

Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain insurance in amounts, types and with carriers in each case acceptable to Agent; provided, that, the Loan Parties’ present insurance coverage and coverage reasonably consistent with that coverage existing on the date hereof shall be considered acceptable by Agent. Without limiting the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, (a) keep all its insurable properties insured against the hazards of fire, flood, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, not less than as is customary in the case of companies engaged in businesses similar to such Loan Party’s business; (b) maintain normal and customary liability insurance against claims for personal injury, death or property damage suffered by others, consistent with past practice; and (c) maintain normal and customary consistent with past practice all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Party is engaged in business. Each Loan Party shall (i) furnish Agent with copies of all policies and evidence of the maintenance of such policies required hereby upon the request of Agent and (ii) cause all such policies to include appropriate loss payable endorsements, and/or additional insured endorsements, in form and substance reasonably satisfactory to Agent, providing with respect to loss payable endorsements that (A) except as set forth below, all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent (or such shorter period as Agent may agree). If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash and apply the same in accordance with this Agreement. Notwithstanding the foregoing, any Person who has provided Permitted Fixed Asset Financing with respect to any Equipment or any Person who is a lessor under any Capital Lease or operating lease permitted hereunder may be listed, together with Agent, as loss payee and additional insured under such insurance policies and proceeds thereunder shall be payable to such Person and Agent as their respective interests shall appear (it being understood that the interests of such Person in such insurance proceeds shall be

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senior to Agent’s interest therein so long as the Permitted Fixed Asset Financing provided by such Person remains outstanding or such Capital Lease or operating lease remains in effect).”

12. Redemption of Series B Senior Convertible Preferred Shares. Section 7.7(a) of the Loan Agreement is hereby amended by deleting “and” from the end of clause (ii) thereof, inserting “and” at the end of clause (iii) thereof and adding thereto the following new clause (iv):

“(iv) On or after the Third Amendment Effective Date, Parent may redeem the Series B Preferred Shares pursuant to the Parent’s certificate of designation governing the Series B Preferred Shares so long as, both on the date of the proposed redemption payment and after giving effect thereto, Loan Parties shall have satisfied the Investment Conditions.”

13. Collateral and Related Reports. Section 9.2(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(e) If requested by Agent with respect to any fiscal year of a Loan Party, deliver to Agent, on or before the ninetieth (90th) day after the end of such fiscal year, a list of all Customers of such Loan Party owing Accounts receivable as of the end of such fiscal year, including such Customers’ respective name, address, phone number, and e-mail address;”

14. Annual Financial Statements. Section 9.7 of the Loan Agreement is hereby amended as follows:

(a) The initial portion of the first sentence of Section 9.7 of the Loan Agreement is hereby amended and restated in its entirety through and including the first comma that appears therein, as follows:

“Furnish Agent and each Lender within ninety (90) days after the end of each fiscal year of Loan Parties (or, if such due date is not a Business Day, then on the next Business Day),”

(b) Section 9.7 of the Loan Agreement is hereby further amended by amending and restating the last sentence thereof in its entirety, as follows:

“Loan Parties may elect to satisfy their obligations under the first sentence of this Section 9.7 with respect to any fiscal year by the filing of Parent’s Form 10-K with the SEC, and the availability of same on the SEC’s website shall constitute “furnishing” to Agent and Lenders of the annual financial statements as required by the first sentence of this Section 9.7, subject to the time period required by such first sentence of this Section 9.7.”

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15. Quarterly Financial Statements. Section 9.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.8 Quarterly Financial Statements.

Furnish Agent and each Lender with respect to each of Loan Parties’ fiscal quarters (with the exception of the fourth fiscal quarter of each fiscal year), on or before the earlier to occur of (a) forty-five (45) days after the end of each fiscal quarter (or, if such due date is not a Business Day, then on the next Business Day), and (b) the earlier to occur of (i) the date on which the Loan Parties filed their SEC Form 10-Q for such fiscal quarter, and (ii) the date on which the Loan Parties were obligated under applicable SEC regulations to file their SEC Form 10-Q for such fiscal quarter, including applicable extension periods, an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income of Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries. Each such balance sheet and statement of income shall set forth a comparison of the figures for (a) the current fiscal quarter and the current year-to-date with the figures for the same fiscal quarter and year-to-date period of the immediately preceding fiscal year and (b) the projections for such fiscal period and year-to-date period delivered pursuant to Section 9.12. The financial statements shall be accompanied by a Compliance Certificate signed by a Responsible Officer of the Administrative Borrower, which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to the events giving rise to such Default or Event of Default and, such Compliance Certificate shall have appended thereto calculations which set forth Loan Parties’ calculation of the Fixed Charge Coverage Ratio (regardless of whether a Financial Covenant Trigger Event shall have then occurred and be continuing) and, if a Financial Covenant Trigger Event shall have then occurred and be continuing, Loan Parties’ compliance with the requirements or restrictions imposed by Section 6.8. Each Compliance Certificate shall additionally set

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forth the aggregate amount of Capital Expenditures made by Loan Parties during the fiscal quarter in connection with which such Compliance Certificate is delivered. Loan Parties may elect to satisfy their obligations under the first sentence of this Section 9.8 with respect to any fiscal quarter by the filing of Parent’s Form 10-Q with the SEC, and the availability of same on the SEC’s website shall constitute “furnishing” to Agent and Lenders of the quarterly financial statements as required by the first sentence of this Section 9.8, subject to the time period required by such first sentence of this Section 9.8.”

16. Monthly Financial Statements. Section 9.9 of the Loan Agreement is hereby amended as follows:

(a) The initial portion of the first sentence of Section 9.9 of the Loan Agreement is hereby amended and restated in its entirety through and including the first comma that appears therein, as follows:

“Furnish Agent and each Lender within thirty (30) days after the end of each month (or, if such due date is not a Business Day, then on the next Business Day, and except as set forth in the immediately following sentence, with respect to the month of January),”

(b) Section 9.9 of the Loan Agreement is hereby further amended by adding thereto the following new, additional sentence at the end of such Section 9.9:

“Notwithstanding anything to the contrary set forth in this Section 9.9 or otherwise in this Agreement, from and after the Third Amendment Effective Date, Loan Parties shall not be obligated to deliver to Agent and Lenders, for any month, any of the monthly financial statements and related information or the Compliance Certificate that are otherwise required to be delivered pursuant to this Section 9.9 (collectively, the “Monthly Financials”), unless Agent, in its Permitted Discretion, delivers written notice to Administrative Borrower, no later than five (5) Business Days following the end of such month, that Loan Parties shall be obligated to deliver Monthly Financials to Agent and Lenders with respect to such month then ended and any such additional months as may be specified by Agent in such written notice, in which event Loan Parties shall be obligated to deliver Monthly Financials for such month(s) on or before the due date specified herein.”

17. Projections. Section 9.12 of the Loan Agreement is hereby amended by deleting therefrom the phrase, “no later than fifteen (15) days prior to the beginning of each Loan Party’s fiscal years, commencing with Loan Party’s fiscal year which commences on January 1, 2012” and replacing it with “no later than fifteen (15) days after the beginning of each Loan Party’s fiscal years, commencing with Loan Party’s fiscal year which commences on January 1, 2014”.

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18. Limitations Regarding ECP Guarantors. Section 15 of the Loan Agreement is hereby amended by adding thereto a new Section 15.17 as follows:

15.17 Limitations Regarding ECP Guarantors.

Each Guarantor that qualifies as an “eligible contract participant” under Section 723(a)(2) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (each an “ECP Guarantor”) hereby jointly and severally, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to fulfill its obligations under this Guaranty in respect of all Obligations at any time arising under Hedging Agreements (herein collectively referred to as “Hedge Obligations”); provided, that, each ECP Guarantor that, at the time the Hedge Obligations are incurred, has total assets in excess of $10,000,000 shall only be liable for the maximum amount of such liability that can be incurred without resulting in the obligations of such ECP Guarantor under this Section 15.17, as it relates to such Loan Party, being determined to be voidable under applicable law relating to fraudulent conveyance or fraudulent transfer by a final, non-appealable order of a court of competent jurisdiction, and not for any greater amount. The obligations of each ECP Guarantor under this Section 15.17 shall remain in full force and effect until the Obligations have been paid in full in accordance with the terms of the Loan Agreement. Each ECP Guarantor intends that this Section 15.17 constitute, and this Section 15.17 shall be deemed to constitute, a “keepwell, support, other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act, provided, however, that notwithstanding anything to the contrary herein or in any other Loan Document, no amount received from any Guarantor shall be applied to any Excluded Hedging Obligations of such Guarantor.

19. Conditions to Amendments. The effectiveness of the amendments to the Loan Agreement pursuant to this Amendment is subject to the Agent’s receipt of each of the following:

(a) Third Amendment. An original of this Amendment (or an executed copy delivered by facsimile or other electronic transmission), duly authorized, executed and delivered by Borrowers, Guarantor, Agent and Lenders;

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(b) Third Amendment Fee Letter. An original of the Third Amendment Fee Letter (or an executed copy delivered by facsimile or other electronic transmission), duly authorized, executed and delivered by Borrowers, Guarantor and Agent, and Borrowers shall have paid in full those fees which are due and payable on the date hereof in accordance with the Third Amendment Fee Letter;

(c) Replacement Notes. To the extent required by any Lender whose Commitment has increased on the Third Amendment Effective Date, Agent shall have received a replacement Note duly executed and delivered by an authorized officer of the Borrowers in favor each such Lender;

(d) Corporate Proceedings of Loan Parties. Agent shall have received a copy of the resolutions of the board of directors (or equivalent authority) of each Loan Party authorizing the execution, delivery and performance of this Amendment to which it is a party, certified by the Secretary or an Assistant Secretary of each Loan Party as of the date hereof; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; and

(e) Legal Opinion. Agent shall have received the executed legal opinion of Loan Parties’ U.S. legal counsel which shall cover such matters incident to the transactions contemplated by this Amendment and the Other Documents as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

(f) Commitment Assignment. Agent shall have received a Commitment Transfer Supplement executed between CIT Bank (“CIT”) and Regions Bank, pursuant to which CIT shall have assigned and transferred to Regions Bank 100% of CIT’s Commitment and Advances, effective as of the Third Amendment Effective Date.

20. Representations and Warranties of the Borrowers and Guarantor. Each Borrower and Parent, as Guarantor, hereby represents, warrants and covenants with and in favor of Agent and Lenders as of the date hereof the following (which shall survive the execution and delivery of this Amendment):

(a) No consent, approval or other action of, or filing with, or notice to any Governmental Body is required in connection with the execution, delivery and performance of this Amendment;

(b) This Amendment has been duly authorized, executed and delivered by all necessary action on the part of each Borrower which is a party hereto and Guarantor and, if necessary, their respective stockholders or other holders of their Equity Interests (as applicable), and is in full force and effect as of the date hereof, and the agreements and obligations of the each Borrower and Guarantor contained herein constitute the legal, valid and binding obligations of such Borrower and such Guarantor, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, fraudulent transfer, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity;

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(c) The execution, delivery and performance of this Amendment (i) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, and (ii) are not in contravention of law or the terms of such Borrower’s and such Guarantor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or its property are bound.

(d) Without limiting the generality of the representations and warranties set forth in Section 19(c) above, after giving effect to the increase in the Maximum Credit set forth in this Amendment, all Obligations that are at any time outstanding under the Loan Agreement and the Other Documents constitute “Permitted Debt” under (and as defined in) the Senior Unsecured Notes Indenture;

(e) After giving effect to this Amendment, all of the representations and warranties set forth in the Loan Agreement and the Other Documents to which Borrowers and Guarantors are a party are true and correct on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

(f) After giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.

21. Reference to and Effect on the Loan Agreement. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly amended pursuant hereto, no other amendments, modifications or waivers to the Loan Agreement and the Other Documents are intended or implied, and in all other respects the Loan Agreement and the Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Second Amendment Effective Date. To the extent that any provisions of the Loan Agreement or any of the Other Documents are inconsistent with any provisions of this Amendment, the provisions of this Amendment shall control.

22. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

23. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telecopier or electronically shall have the same force and effect as delivery

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of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or electronically also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has signed this Amendment as of the day and year first above written.

BORROWERS:

FORBES ENERGY SERVICES LLC

By:	/s/ John E. Crisp
Name:	John E. Crisp
Title:	President and Chief Executive Officer

FORBES ENERGY INTERNATIONAL, LLC

By:	/s/ John E. Crisp
Name:	John E. Crisp
Title:	Chief Executive Officer and Secretary

TX ENERGY SERVICES, LLC

By:	/s/ John E. Crisp
Name:	John E. Crisp
Title:	President, Chief Executive Officer and Secretary

C.C. FORBES, LLC

By:	/s/ John E. Crisp
Name:	John E. Crisp
Title:	Executive Vice President and Chief Operating Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SUPERIOR TUBING TESTERS, LLC

By:	/s/ John E. Crisp
Name:	John E. Crisp
Title:	Executive Vice President

GUARANTOR:

FORBES ENERGY SERVICES LTD.

By:	/s/ John E. Crisp
Name:	John E. Crisp
Title:	President and Chief Executive Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT AND LENDERS:

REGIONS BANK, as Agent, Swingline Lender, Issuing Bank and a Lender

By:	/s/ Alan Schnacke
Name:	Alan Schnacke
Title:	Managing Director

[SIGNATURES CONTINUED ON NEXT PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

SUNTRUST BANK,
as a Lender

By:	/s/ Ryan Jones
Name:	Ryan Jones
Title:	Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDERS:

CAPITAL ONE LEVERAGE FINANCE CORP.,
as a Lender

By:	/s/ Jose J. Garcia
Name:	Jose J. Garcia
Title:	Senior Vice President

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Schedule C-1

to

Loan and Security Agreement

Commitments

Lenders	Revolver Commitment	Swingline Loan Commitment
Regions Bank	$50,700,000	$10,000,000
SunTrust Bank	$26,700,000	$0
Capital One Leverage Finance Corp.	$12,600,000	$0
Total:	$90,000,000	$10,000,000

C-1

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